Exhibit 99.1
MYR Group Inc. Announces First-Quarter 2025 Results
Thornton, Colo., April 30, 2025 – MYR Group Inc. (“MYR”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and Canada, announced today its first-quarter 2025 financial results.
Highlights for First Quarter 2025
•Quarterly revenues of $833.6 million
•Quarterly net income of $23.3 million, or $1.45 per diluted share
•Quarterly EBITDA of $50.2 million
•Backlog of $2.64 billion
Management Comments
Rick Swartz, MYR’s President and CEO, said, “We achieved solid financial results in the first quarter of 2025, with increases in revenue, net income, and consolidated gross profit compared to the same period of 2024. Our backlog at the end of the first quarter was $2.64 billion, which is reflective of the investments being made to meet the growing electrification demand.” Mr. Swartz continued, “Bidding activity remains healthy across both our business segments, and we continue expanding strong customer relationships through master service agreements, performing ongoing work for our long-term customers, and strategically exploring new opportunities to drive sustained growth.”
First Quarter Results
MYR reported first-quarter 2025 revenues of $833.6 million, an increase of $18.0 million, compared to the first quarter of 2024. Specifically, our Transmission and Distribution (“T&D”) segment reported quarterly revenues of $461.8 million, a decrease of $28.6 million, from the first quarter of 2024, due to a decrease of $44.1 million in revenue on transmission projects, primarily related to clean energy projects, offset by an increase of $15.5 million in revenue on distribution projects. Our Commercial and Industrial (“C&I”) segment reported quarterly revenues of $371.9 million, an increase of $46.7 million, from the first quarter of 2024.
Consolidated gross profit increased to $96.9 million for the first quarter of 2025, compared to $86.2 million for the first quarter of 2024. The increase in gross profit was due to higher margin and revenues. Gross margin increased to 11.6 percent for the first quarter of 2025 from 10.6 percent for the first quarter of 2024. The increase in gross margin was primarily due to a larger portion of our projects progressing at higher contractual margins, some of which are nearing completion. Gross margin was also positively impacted by favorable change orders, better-than-anticipated productivity and a favorable job closeout. These margin increases were partially offset by an increase in costs associated with labor and project inefficiencies and unfavorable change orders. Changes in estimates of gross profit on certain projects resulted in gross margin decreases of 1.1 percent and 1.2 percent for the first quarter of 2025 and 2024, respectively.
Selling, general and administrative expenses increased to $62.5 million for the first quarter of 2025, compared to $62.2 million for the first quarter of 2024. The period-over-period increase was primarily due to an increase in employee-related expenses to support future growth and an increase in employee incentive compensation costs. These increases were partially offset by $3.2 million of contingent compensation expense, related to a prior acquisition, recognized during the first quarter of 2024.
Interest expense increased to $1.4 million in the first quarter of 2025, compared to $1.1 million for the first quarter of 2024. The period-over-period increase was primarily due to higher average outstanding debt balances partially offset by lower interest rates during the first quarter of 2025 as compared to the first quarter of 2024.
Income tax expense was $9.5 million for the first quarter of 2025, with an effective tax rate of 28.9 percent, compared to income tax expense of $4.2 million for the first quarter of 2024, with an effective tax rate of 18.0 percent. The period-over-period change in tax rate was primarily due to no stock compensation excess tax benefits.
For the first quarter of 2025, net income was $23.3 million, or $1.45 per diluted share, compared to $18.9 million, or $1.12 per diluted share, for the same period of 2024. First-quarter 2025 EBITDA, a non-GAAP financial measure, was $50.2 million, compared to $39.8 million in the first quarter of 2024.
Backlog
As of March 31, 2025, MYR's backlog was $2.64 billion, compared to $2.58 billion as of December 31, 2024. As of March 31, 2025, T&D backlog was $872.5 million, and C&I backlog was $1.77 billion. Total backlog at March 31, 2025 increased $214.9 million, or 8.9 percent, from the $2.43 billion reported at March 31, 2024.

Balance Sheet
As of March 31, 2025, MYR had $379.4 million of borrowing availability under its $490 million revolving credit facility.
Non-GAAP Financial Measures
To supplement MYR’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), MYR uses certain non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. MYR’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
MYR believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results, (ii) permit investors to view MYR’s performance using the same tools that management uses to evaluate MYR’s past performance, reportable business segments and prospects for future performance, (iii) publicly disclose results that are relevant to financial covenants included in MYR’s credit facility and (iv) otherwise provide supplemental information that may be useful to investors in evaluating MYR.
Conference Call
MYR will host a conference call to discuss its first-quarter 2025 results on Thursday, May 1, 2025 at 8:00 a.m. Mountain time. To participate via telephone and join the call live, please register in advance here: https://register-conf.media-server.com/register/BI7b1171e4dcfc407786c9220182cc1d99. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode. Participants may access the audio-only webcast of the conference call from the Investors page of MYR Group’s website at myrgroup.com. A replay of the webcast will be available for seven days.
About MYR Group Inc.
MYR Group is a holding company of leading, specialty electrical contractors providing services throughout the United States and Canada through two business segments: Transmission & Distribution (T&D) and Commercial & Industrial (C&I). MYR Group subsidiaries have the experience and expertise to complete electrical installations of any type and size. Through their T&D segment they provide services on electric transmission, distribution networks, substation facilities, clean energy projects and electric vehicle charging infrastructure. Their comprehensive T&D services include design, engineering, procurement, construction, upgrade, maintenance and repair services. T&D customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Through their C&I segment, they provide a broad range of services which include the design, installation, maintenance and repair of commercial and industrial wiring generally for airports, hospitals, data centers, hotels, stadiums, commercial and industrial facilities, clean energy projects, manufacturing plants, processing facilities, water/waste-water treatment facilities, mining facilities, intelligent transportation systems, roadway lighting, signalization and electric vehicle charging infrastructure. C&I customers include general contractors, commercial and industrial facility owners, government agencies and developers. For more information, visit myrgroup.com.
Forward-Looking Statements
Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
MYR Group Inc. Contact:
Jennifer Harper, Vice President, Investor Relations & Treasurer, 847-979-5835, investorinfo@myrgroup.com
Financial tables follow…

MYR GROUP INC.
Consolidated Balance Sheets
As of March 31, 2025 and December 31, 2024

(in thousands, except share and per share data)	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,896	$3,464
Accounts receivable, net of allowances of $958 and $1,129, respectively	569,105	653,069
Contract assets, net of allowances of $516 and $422, respectively	341,630	301,942
Current portion of receivable for insurance claims in excess of deductibles	9,519	9,081
Refundable income taxes	2,570	4,638
Prepaid expenses and other current assets	34,508	42,468
Total current assets	968,228	1,014,662
Property and equipment, net of accumulated depreciation of $395,213 and $387,223, respectively	273,823	278,226
Operating lease right-of-use assets	42,363	42,648
Goodwill	113,043	112,983
Intangible assets, net of accumulated amortization of $35,775 and $34,573, respectively	74,546	75,691
Receivable for insurance claims in excess of deductibles	34,420	34,553
Deferred income taxes	5,741	5,734
Investment in joint ventures	3,763	3,730
Other assets	6,134	5,832
Total assets	$1,522,061	$1,574,059

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$4,457	$4,363
Current portion of operating lease obligations	12,192	12,141
Current portion of finance lease obligations	938	1,046
Accounts payable	286,228	295,476
Contract liabilities	292,641	321,958
Current portion of accrued self-insurance	25,414	25,883
Accrued income taxes	5,161	196
Other current liabilities	111,716	87,837
Total current liabilities	738,747	748,900
Deferred income tax liabilities	52,516	52,498
Long-term debt	82,702	70,018
Accrued self-insurance	53,070	53,600
Operating lease obligations, net of current maturities	30,140	30,496
Finance lease obligations, net of current maturities	1,744	1,930
Other liabilities	14,470	16,257
Total liabilities	973,389	973,699
Commitments and contingencies
Shareholders’ equity:
Preferred stock—$0.01 par value per share; 4,000,000 authorized shares; none issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Common stock—$0.01 par value per share; 100,000,000 authorized shares; 15,521,800 and 16,121,901 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	155	161
Additional paid-in capital	152,898	159,133
Accumulated other comprehensive loss	(12,529)	(12,651)
Retained earnings	408,148	453,717
Total shareholders’ equity	548,672	600,360
Total liabilities and shareholders’ equity	$1,522,061	$1,574,059

MYR GROUP INC.
Unaudited Consolidated Statements of Operations
Three Months Ended March 31, 2025 and 2024

	Three months ended March 31,
(in thousands, except per share data)	2025	2024
Contract revenues	$833,620	$815,562
Contract costs	736,719	729,319
Gross profit	96,901	86,243
Selling, general and administrative expenses	62,524	62,233
Amortization of intangible assets	1,188	1,228
Gain on sale of property and equipment	(1,101)	(1,489)
Income from operations	34,290	24,271
Other income (expense):
Interest income	191	142
Interest expense	(1,414)	(1,054)
Other expense, net	(300)	(263)
Income before provision for income taxes	32,767	23,096
Income tax expense	9,459	4,157
Net income	$23,308	$18,939
Income per common share:
—Basic	$1.46	$1.13
—Diluted	$1.45	$1.12
Weighted average number of common shares and potential common shares outstanding:
—Basic	15,994	16,711
—Diluted	16,056	16,837

MYR GROUP INC.
Unaudited Consolidated Statements of Cash Flows
Three Months Ended March 31, 2025 and 2024

	Three months ended March 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$23,308	$18,939
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization of property and equipment	15,005	14,602
Amortization of intangible assets	1,188	1,228
Stock-based compensation expense	2,333	1,917
Gain on sale of property and equipment	(1,101)	(1,489)
Other non-cash items	71	656
Changes in operating assets and liabilities:
Accounts receivable, net	84,015	(6,009)
Contract assets, net	(39,618)	(30,962)
Receivable for insurance claims in excess of deductibles	(305)	197
Other assets	9,509	13,409
Accounts payable	(7,831)	(30,990)
Contract liabilities	(29,337)	30,758
Accrued self-insurance	(1,000)	(4,426)
Other liabilities	27,049	(140)
Net cash flows provided by operating activities	83,286	7,690
Cash flows from investing activities:
Proceeds from sale of property and equipment	2,176	1,879
Purchases of property and equipment	(13,066)	(25,783)
Net cash flows used in investing activities	(10,890)	(23,904)
Cash flows from financing activities:
Borrowings under revolving lines of credit	230,695	121,745
Repayments under revolving lines of credit	(215,761)	(117,463)
Payment of principal obligations under equipment notes	(2,156)	(2,591)
Payment of principal obligations under finance leases	(299)	(275)
Repurchase of common stock	(75,000)	—
Payments related to tax withholding for stock-based compensation	(2,451)	(5,866)
Net cash flows used in financing activities	(64,972)	(4,450)
Effect of exchange rate changes on cash	8	(324)
Net increase (decrease) in cash and cash equivalents	7,432	(20,988)
Cash and cash equivalents:
Beginning of period	3,464	24,899
End of period	$10,896	$3,911

MYR GROUP INC.
Unaudited Consolidated Selected Data,
Unaudited Performance Measure and Reconciliation of Non-GAAP Measure
For the Three and Twelve Months Ended March 31, 2025 and 2024 and
As of March 31, 2025, December 31, 2024, March 31, 2024 and March 31, 2023

	Three months ended March 31,		Last twelve months ended March 31,
(dollars in thousands, except share and per share data)	2025	2024	2025		2024
Summary Statement of Operations Data:
Contract revenues	$833,620	$815,562	$3,380,348		$3,647,851
Gross profit	$96,901	$86,243	$300,977		$366,248
Income from operations	$34,290	$24,271	$64,101		$125,938
Income before provision for income taxes	$32,767	$23,096	$56,164		$121,029
Income tax expense	$9,459	$4,157	$21,532		$34,263
Net income	$23,308	$18,939	$34,632		$86,766
Tax rate	28.9%	18.0%	38.3%		28.3%

Per Share Data:
Income per common share:
–Basic	$1.46	$1.13	$2.19	(1)	$5.19	(1)
–Diluted	$1.45	$1.12	$2.18	(1)	$5.16	(1)
Weighted average number of common shares and potential common shares outstanding:
–Basic	15,994	16,711	16,290	(2)	16,706	(2)
–Diluted	16,056	16,837	16,344	(2)	16,828	(2)

(in thousands)	March 31, 2025	December 31, 2024	March 31, 2024	March 31, 2023
Summary Balance Sheet Data:
Total assets	$1,522,061	$1,574,059	$1,583,490	$1,360,237
Total shareholders’ equity	$548,672	$600,360	$663,720	$577,565
Goodwill and intangible assets	$187,589	$188,674	$197,314	$202,299
Total funded debt (3)	$87,159	$74,381	$37,932	$25,658

	Three months ended March 31,
(dollars in thousands)	2025		2024
Segment Results:	Amount	Percent	Amount	Percent
Contract revenues:
Transmission & Distribution	$461,769	55.4%	$490,395	60.1%
Commercial & Industrial	371,851	44.6	325,167	39.9
Total	$833,620	100.0%	$815,562	100.0%
Operating income:
Transmission & Distribution	$36,221	7.8%	$29,837	6.1%
Commercial & Industrial	17,377	4.7	11,423	3.5
Total	53,598	6.4	41,260	5.1
Corporate	(19,308)	(2.3)	(16,989)	(2.1)
Consolidated	$34,290	4.1%	$24,271	3.0%

See notes at the end of this earnings release

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
Three and Twelve Months Ended March 31, 2025 and 2024

	Three months ended March 31,		Last twelve months ended March 31,
(in thousands, except share, per share data, ratios and percentages)	2025	2024	2025	2024

Financial Performance Measures (4):
EBITDA (5)	$50,183	$39,838	$128,137	$186,706
EBITDA per Diluted Share (6)	$3.13	$2.37	$7.90	$11.10
EBIA, net of taxes (7)	$25,022	$20,694	$41,573	$93,654
Free Cash Flow (8)	$70,220	$(18,093)	$99,490	$(49,356)
Book Value per Period End Share (9)	$35.21	$39.30
Tangible Book Value (10)	$361,083	$466,406
Tangible Book Value per Period End Share (11)	$23.17	$27.62
Funded Debt to Equity Ratio (12)	0.16	0.06
Asset Turnover (13)			2.13	2.68
Return on Assets (14)			2.2%	6.4%
Return on Equity (15)			5.2%	15.0%
Return on Invested Capital (16)			6.3%	14.9%

Reconciliation of Non-GAAP Measures:
Reconciliation of Net Income to EBITDA:
Net income	$23,308	$18,939	$34,632	$86,766
Interest expense, net	1,223	912	6,421	4,698
Income tax expense	9,459	4,157	21,532	34,263
Depreciation and amortization	16,193	15,830	65,552	60,979
EBITDA (5)	$50,183	$39,838	$128,137	$186,706

Reconciliation of Net Income per Diluted Share to EBITDA per Diluted Share:
Net income per share	$1.45	$1.12	$2.18	$5.16
Interest expense, net, per share	0.08	0.06	0.39	0.28
Income tax expense per share	0.59	0.25	1.32	2.04
Depreciation and amortization per share	1.01	0.94	4.01	3.62
EBITDA per Diluted Share (6)	$3.13	$2.37	$7.90	$11.10

Reconciliation of Non-GAAP measure:
Net income	$23,308	$18,939	$34,632	$86,766
Interest expense, net	1,223	912	6,421	4,698
Amortization of intangible assets	1,188	1,228	4,829	4,909
Tax impact of interest and amortization of intangible assets	(697)	(385)	(4,309)	(2,719)
EBIA, net of taxes (7)	$25,022	$20,694	$41,573	$93,654

Calculation of Free Cash Flow:
Net cash flow from operating activities	$83,286	$7,690	$162,711	$41,548
Less: cash used in purchasing property and equipment	(13,066)	(25,783)	(63,221)	(90,904)
Free Cash Flow (8)	$70,220	$(18,093)	$99,490	$(49,356)

See notes at the end of this earnings release.

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
As of March 31, 2025, 2024 and 2023

(in thousands, except per share amounts)	March 31, 2025	March 31, 2024
Reconciliation of Book Value to Tangible Book Value:
Book value (total shareholders' equity)	$548,672	$663,720
Goodwill and intangible assets	(187,589)	(197,314)
Tangible Book Value (10)	$361,083	$466,406

Reconciliation of Book Value per Period End Share to Tangible Book Value per Period End Share:
Book value per period end share	$35.21	$39.30
Goodwill and intangible assets per period end share	(12.04)	(11.68)
Tangible Book Value per Period End Share (11)	$23.17	$27.62

Calculation of Period End Shares:
Shares outstanding	15,522	16,762
Plus: common equivalents	62	126
Period End Shares (17)	15,584	16,888

(in thousands)	March 31, 2025	March 31, 2024	March 31, 2023
Reconciliation of Invested Capital to Shareholders Equity:
Book value (total shareholders' equity)	$548,672	$663,720	$577,565
Plus: total funded debt	87,159	37,932	25,658
Less: cash and cash equivalents	(10,896)	(3,911)	(47,039)
Invested Capital	$624,935	$697,741	$556,184
Average Invested Capital (18)	$661,338	$626,963
See notes at the end of this earnings release.

(1)Last-twelve-months earnings per share is the sum of earnings per share reported in the last four quarters.
(2)Last-twelve-months weighted average basic and diluted shares were determined by adding the weighted average shares reported for the last four quarters and dividing by four.
(3)Funded debt includes outstanding borrowings under our revolving credit facility and our outstanding equipment notes.
(4)These financial performance measures are provided as supplemental information to the financial statements. These measures are used by management to evaluate our past performance, our prospects for future performance and our ability to comply with certain material covenants as defined within our credit agreement, and to compare our results with those of our peers. In addition, we believe that certain of the measures, such as book value, tangible book value, free cash flow, asset turnover, return on equity, and debt leverage are measures that are monitored by sureties, lenders, lessors, suppliers and certain investors. Our calculation of each measure is described in the following notes; our calculation may not be the same as the calculations made by other companies.
(5)EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is not recognized under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. Certain material covenants contained within our credit agreement are based on EBITDA with certain additional adjustments, including our interest coverage ratio and leverage ratio, which we must comply with to avoid potential immediate repayment of amounts borrowed or additional fees to seek relief from our lenders. In addition, management considers EBITDA a useful measure because it provides MYR Group Inc. and its investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes to not directly reflect the company’s core operations. Management further believes that EBITDA is useful to investors and other external users of our financial statements in evaluating the company’s operating performance and cash flow because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, useful lives placed on assets, capital structure and the method by which assets were acquired.
(6)EBITDA per diluted share is calculated by dividing EBITDA by the weighted average number of diluted shares outstanding for the period. EBITDA per diluted share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(7)EBIA, net of taxes is defined as net income plus net interest plus amortization of intangible assets, less the tax impact of net interest and amortization of intangible assets. The tax impact of net interest and amortization of intangible assets is computed by multiplying net interest and amortization of intangible assets by the effective tax rate. Management uses EBIA, net of taxes, to measure our results exclusive of the impact of financing and amortization of intangible assets costs.
(8)Free cash flow, which is defined as cash flow provided by operating activities minus cash flow used in purchasing property and equipment, is not recognized under GAAP and does not purport to be an alternative to net income, cash flow from operations or the change in cash on the balance sheet. Management views free cash flow as a measure of operational performance, liquidity and financial health.
(9)Book value per period end share is calculated by dividing total shareholders’ equity at the end of the period by the period end shares outstanding.
(10)Tangible book value is calculated by subtracting goodwill and intangible assets outstanding at the end of the period from shareholders’ equity. Tangible book value is not recognized under GAAP and does not purport to be an alternative to book value or shareholders’ equity.
(11)Tangible book value per period end share is calculated by dividing tangible book value at the end of the period by the period end number of shares outstanding. Tangible book value per period end share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(12)The funded debt to equity ratio is calculated by dividing total funded debt at the end of the period by total shareholders’ equity at the end of the period.
(13)Asset turnover is calculated by dividing the current period revenue by total assets at the beginning of the period.
(14)Return on assets is calculated by dividing net income for the period by total assets at the beginning of the period.
(15)Return on equity is calculated by dividing net income for the period by total shareholders’ equity at the beginning of the period.
(16)Return on invested capital is calculated by dividing EBIA, net of taxes, less any dividends, by average invested capital. Return on invested capital is not recognized under GAAP, and is a key metric used by management to determine our executive compensation.
(17)Period end shares is calculated by adding average common stock equivalents for the quarter to the period end balance of common stock outstanding. Period end shares is not recognized under GAAP and does not purport to be an alternative to diluted shares. Management views period end shares as a better measure of shares outstanding as of the end of the period.
(18)Average invested capital is calculated by adding net funded debt (total funded debt less cash and marketable securities) to total shareholders’ equity and calculating the average of the beginning and ending of each period.